UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Lattice Strategies Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Embarcadero Center, 23rd Floor, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Lattice Developed Markets (ex-US) Strategy ETF	NYSE Arca	47-2165704
Lattice Emerging Markets Strategy ETF	NYSE Arca	47-2170470
Lattice U.S. Equity Strategy ETF	NYSE Arca	47-2182282
Lattice Global Small Cap Strategy ETF	NYSE Arca	47-2483547
Lattice Real Estate Strategy ETF	NYSE Arca	47-3112258

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-199089

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-199089; 811-23002), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on February 12, 2015. Any form of supplement to the Registration Statement that is subsequently filed that relates to a Fund is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(i)	Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a) to the registrant’s Registration Statement on Form N-1A.

(b)	Registrant’s By-laws, incorporated herein by reference to Exhibit (b) to the registrant’s Registration Statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of San Francisco and State of California on the 13th day of February, 2015.

By:	/s/ Darek Wojnar
Darek Wojnar
President